Exhibit 4.12

Execution version

CONVERTIBLE NOTE PURCHASE AGREEMENT

by and among

ICLICK INTERACTIVE ASIA GROUP LIMITED

and

LIM ASIA MULTI-STRATEGY FUND INC.

Dated as of September 10, 2018

EXHIBIT A	FORM OF CONVERTIBLE NOTE
EXHIBIT B	FORM OF LOCK-UP LETTER

i

THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”) is made this 10th day of September, 2018, by and among:

(1)                                      ICLICK INTERACTIVE ASIA GROUP LIMITED, a Cayman Islands company (the “Company”); and

(2)                                      LIM ASIA MULTI-STRATEGY FUND INC., a British Virgin Islands entity (the “Purchaser”)

WITNESSETH:

WHEREAS, the Company desires to issue, sell and deliver to the Purchaser, and the Purchaser desires to purchase from the Company, the Note (as defined below) pursuant to the terms and subject to the conditions of this Agreement;

WHEREAS, the Company and the Purchaser desire to enter into this Agreement on the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1. Definitions. As used herein, the following terms shall have the meanings set forth below:

“ADS” means an American depositary share of the Company, two of which represent one Ordinary Share of the Company as of the date hereof.

“Affiliate” means, with respect to any specified Person, any Person that controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, individually or together with any other Person, of the power to direct or to cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.

“Agreement” shall have the meaning ascribed to this term in the preamble to this Agreement.

“Arbitrator” shall have the meaning ascribed to this term in Section 4.2.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banking institutions in the State of New York or Hong Kong are required by Law to be closed.

“Closing” shall have the meaning ascribed to this term in Section 2.2(a).

1

“Company” has the meaning ascribed thereto in the preamble hereto.

“Controlling Shareholders” means Wing Hong Sammy Hsieh and Jian Tang.

“Governmental Authority” means any federal, national, supranational, state, provincial, local, municipal or other government, any governmental, quasi-governmental, supranational, regulatory or administrative authority (including any governmental division, department, agency, commission, instrumentality, organization, unit or body, political subdivision, and any court or other tribunal) or any self-regulatory organization (including NASDAQ) with competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“HKIAC” shall have the meaning ascribed to this term in Section 4.2.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Law” means any statute, law, ordinance, regulation, rule, code, order, judgment, writ, injunction, decree or requirement of law (including common law) enacted, issued, promulgated, enforced or entered by a Governmental Authority.

“Lien” means, with respect to any property or asset, any mortgage, pledge, claim, security interest, easement, covenant, restriction, reservation, defect in title, encroachment or other encumbrance, lien (choate or inchoate), charge, equity, or other restriction or limitation, whether arising by contract or under Law.

“Lock-up Letters” means the lock-up letters executed by each of the Controlling Shareholders, each substantially in the form attached hereto as Exhibit B.

“Lock-up Period” shall have the meaning ascribed to this term in Section 4.10.

“Lock-up Securities” shall have the meaning ascribed to this term in Section 4.10.

“NASDAQ” means the NASDAQ Global Market.

“Note” means the convertible note issued to the Purchaser pursuant to Section 2.1 below, the form of which is attached hereto as Exhibit A.

“Ordinary Shares” means the class A ordinary shares of the Company, par value US$0.001 per ordinary share.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a Governmental Authority.

“Purchase Price” shall have the meaning ascribed to this term in Section 2.1.

“Purchaser” shall have the meaning ascribed to this term in the preamble to this Agreement.

2

“Purchaser Representative” means CLSA Limited.

“Subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) in respect of whom an interest in more than fifty percent (50%) of the profits or capital of such Person, is or are owned or controlled directly or indirectly by the subject entity or through one (1) or more other Subsidiaries of the subject entity, (ii) any Person, including for the avoidance of doubt any “variable interest entity,” whose financial statements, or portions thereof, are or are intended to be consolidated with the financial statements of the subject entity for financial reporting purposes in accordance with U.S. GAAP or (iii) any Person with respect to which the subject entity has the sole power to control or otherwise direct the business and policies of that entity directly or indirectly through another subsidiary or otherwise.

“Tax” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to any income, capital gains, value-added, sales, service, excise, withholding, transfer, stamp or other taxes or similar charges), together with any interest, penalty, additional tax or additional amount imposed by any Taxing Authority.

“Transaction Documents” means this Agreement and the Note issued pursuant to the terms and conditions of this Agreement.

“U.S. GAAP” means the accounting principles generally accepted in the United States of America.

Section 1.2. Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)                                      The words “party” and “parties” shall be construed to mean a party or the parties to this Agreement, and any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(b)                                      When a reference is made in this Agreement to a Section or clause, such reference is to a Section or clause of this Agreement.

(c)                                       The headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

(d)                                      Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

(e)                                       The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(f)                                        All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

3

(g)                                       The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(h)                                      The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(i)                                          The term “US$” means United States Dollars.

(j)                                         The term “days” shall refer to calendar days.

(k)                                      A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued pursuant to or related to such legislation.

(l)                                          References herein to any gender include the other gender.

(m)                             The parties hereto have each participated in the negotiation and drafting of this Agreement and if any ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts thereof.

ARTICLE II

PURCHASE AND SALE OF THE NOTE

Section 2.1. Sale and Issuance of Note. Subject to the terms and conditions of this Agreement, at the Closing, the Purchaser agrees to purchase and the Company agrees to sell and issue to the Purchaser, a Note in the principal amount of US$30,000,000 at the issue price of US$30,000,000 (the “Purchase Price”).

Section 2.2. Closing.

(a)                                      The consummation of the transactions described in Section 2.1 (the “Closing”) shall occur on or before September 12, 2018, or such other time as the parties hereto shall mutually agree in writing.

(b)                                      At the Closing, the Company shall deliver to the Purchaser (i) the Note dated the date of the Closing and registered in the name of the Purchaser, and (ii) the Lock-up Letters, against payment by the Purchaser to the Company or to its order of the Purchase Price by wire transfer of immediately available funds to the account designated by the Company on the date of Closing, such payment to be evidenced by delivery by the Purchaser to the Company of a copy of the irrevocable wiring instructions or other evidence reasonably satisfactory to the Company.

(c)                                       The Closing shall take place at the offices of Cleary Gottlieb Steen & Hamilton (Hong Kong), 37th Floor, Hysan Place, 500 Hennessy Road, Causeway Bay, Hong Kong, or at such other place as the parties hereto shall mutually agree in writing.

4

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Purchaser that:

(a)                                      Organization, Good Standing and Qualification. The Company is duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and each of the Company’s Subsidiaries is duly incorporated or organized, validly existing and in good standing (where such concept is applicable) under the Law of the jurisdiction of its incorporation or organization. The Company and each of its Subsidiaries has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure so to qualify or to be in good standing would not result in any material adverse effect on the operations, financial position or condition of the Company and its Subsidiaries, taken as a whole, or adversely affect the ability of the Company to carry out its obligations hereunder and to consummate the transactions contemplated hereunder.

(b)                                      Authorization. The execution, delivery and performance of each of the Transaction Documents by the Company has been duly authorized by all necessary corporate action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency and similar Law affecting creditors’ rights and remedies generally. Without limiting the generality of the foregoing, no approval by the shareholders of the Company is required in connection with the Transaction Documents, the performance by the Company of its obligations hereunder or thereunder, or the consummation by the Company of the transactions contemplated hereby or thereby.

(c)                                       Valid Issuance of the Note. The Note has been duly and validly authorized for issuance and sale to the Purchaser by the Company, and when issued and delivered by the Company against payment therefor by the Purchaser in accordance with the terms of this Agreement, the Note will be a legal, valid and binding obligation of the Company, and enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of Law or a court of equity, and by applicable bankruptcy, insolvency and similar Law affecting creditors’ rights and remedies generally.

(d)                                      ADSs. The ADSs issued upon any conversion of the Note, when issued and delivered in the manner contemplated by the Note:

5

(i)                                          will have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any Lien or adverse claim;

(ii)                                       will rank pari passu and carry the same rights and privileges in all respects as any other ADSs issued by the Company and shall be entitled to all dividends and other distributions declared, paid or made thereon;

(iii)                                    will not be subject to calls for further funds;

(iv)                                   will not constitute “restricted securities” within the meaning of Rule 144 under the Securities Act; and

(v)                                      will be duly listed, and admitted to trading, on the NASDAQ.

in the case of clause (iv) above, assuming the truth and accuracy of the representations of the Purchaser in the second sentence of Section 3.2(g).

(e)                                       No Violation. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and delivery of the ADSs upon conversion of the Notes, the carrying out of the other transactions contemplated by the Transaction Documents and the compliance by the Company with the terms and conditions of the Note do not and will not (i) violate, conflict with or result in the breach of any provision of the memorandum and articles of association (or similar organizational documents) of the Company or any of its Subsidiaries, (ii) subject to the truth and accuracy of the representations and warranties of the Purchaser in the second sentence of Section 3.2(g), conflict with or violate any Law or Governmental Order applicable to the Company or any of its Subsidiaries or any of the assets, properties or businesses of the Company or any of its Subsidiaries, (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company or any of its Subsidiaries is a party or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, or (iv) infringe the rules and regulations of any stock exchange on which the securities of the Company are listed, other than, in the case of clauses (ii) and (iii) above, any such conflict, violation, default, termination, amendment, acceleration, suspension, revocation or cancellation that would not result in any material adverse effect on the operations, financial position or condition of the Company and its Subsidiaries, taken as a whole, or adversely affect the ability of the Company to carry out its obligations hereunder and to consummate the transactions contemplated hereunder.

(f)                                        Governmental Consents and Approvals. Subject to the truth and accuracy of the representations and warranties of the Purchaser in the second sentence of Section 3.2 (g), the execution, delivery and performance by the Company of the Transaction Documents do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority.

6

(g)                                       Offering.

(i)                       Subject to the truth and accuracy of the representations and warranties of the Purchaser in the second sentence of Section 3.2 (g), the offer, sale and issuance of the Notes are exempt from the registration requirements of the Securities Act and none of the Notes is required to be qualified under the Trust Indenture Act of 1939.

(ii)                    None of the Company, its Subsidiaries or their respective Affiliates or any person acting on its or their behalf have engaged in any “directed selling efforts” within the meaning of Rule 903 of Regulation S under the Securities Act or any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act with respect to the Notes.

(h)                                      Investment Company. The Company is not, and after giving effect to the issuance and sale of the Notes and the application of the proceeds therefrom will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(i)                                          Ordinary Shares. The Ordinary Shares represented by the ADSs issuable upon the conversion of the Notes pursuant to the terms of the Notes will be: (i) duly authorized and validly issued and will be fully paid and nonassessable, and will be free from preemptive rights and free of any Lien or adverse claim; (ii) will rank pari passu and carry the same rights and privileges in all respects as any other Ordinary Shares issued by the Company and shall be entitled to all dividends and other distributions declared, paid or made thereon; and (iii) will not constitute “restricted securities” within the meaning of Rule 144 under the Securities Act, provided the holder at the time of the issuance of the Ordinary Shares is not an “affiliate” of the Company as such term is defined in Rule 405 under the Securities Act.

(j)                                         No Additional Representations. The Company acknowledges that the Purchaser makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement.

Section 3.2. Representations and Warranties of the Purchaser. In connection with the transactions provided for herein, the Purchaser hereby represents and warrants to the Company that:

(a)                                      Existence and Power. The Purchaser is duly incorporated, validly existing and in good standing under the Law of its jurisdiction of organization.

(b)                                      Authorization. The execution, delivery and performance of the Transaction Documents by the Purchaser have been duly authorized by all necessary corporate action on its part. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by applicable bankruptcy, insolvency and similar Law affecting creditors’ rights and remedies generally. Without limiting the generality of the foregoing, no approval by its shareholders is required in connection with this Agreement, the performance by it of its obligations hereunder, or the consummation by the Purchaser of the transactions contemplated hereby.

7

(c)                                       Purchase Entirely for Own Account. The Purchaser is acquiring the Note for investment for its own account and not with a view to the distribution thereof in violation of the Securities Act. The Purchaser acknowledges that it can bear the economic risk of its investment in the Note, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Note.

(d)                                      No Violation. The execution, delivery and performance by the Purchaser of this Agreement does not and will not (i) violate, conflict with or result in the breach of any provision of its memorandum and articles of association (or similar organizational documents), (ii) subject to the truth and accuracy of the representations and warranties of the Company in Section 3.1(g), conflict with or violate any Law or Governmental Order applicable to it or any of its assets, properties or businesses or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party or result in the creation of any Liens upon any of its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such conflict, violation, default, termination, amendment, acceleration, suspension, revocation or cancellation that would not result in any material adverse effect on the operations, financial position or condition of the Purchaser and its Subsidiaries, taken as a whole, or adversely affect the ability of the Purchaser to carry out its obligations hereunder and to consummate the transactions contemplated hereunder.

(e)                                       Governmental Consents and Approvals. The execution, delivery and performance by the Purchaser of this Agreement do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority.

(f)                                        Legend. The Purchaser understands that the certificate representing the Note will bear a legend to the following effect:

“THIS NOTE AND THE SECURITIES REPRESENTED HEREBY WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO WERE NOT U.S. PERSONS AND WERE NOT PURCHASING FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, THIS NOTE AND THE SECURITIES REPRESENTED HEREBY (INCLUDING AMERICAN DEPOSITARY SHARES OR ORDINARY SHARES ISSUABLE UPON CONVERSION HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR UNDER ANY OTHER SECURITIES LAWS. THIS NOTE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS. PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THIS SECURITY AND THE CLOSING DATE (THE “DISTRIBUTION COMPLIANCE PERIOD”), THE NOTE AND THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT

8

(1)                            TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(2)                            OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT;

(3)                            PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THE NOTE OR SECURITIES REPRESENTED HEREBY; OR

(4)                            PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH HOLDER, BY ITS ACCEPTANCE OF THIS NOTE, REPRESENTS THAT (A) IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS AND (B) IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

(g)                                       Private Placement. The Purchaser understands that (i) the Note has not been registered under the Securities Act or any state securities Laws, by reason of its issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) the Note may not be sold unless such disposition is registered under the Securities Act and applicable state securities Laws or is exempt from registration thereunder. The Purchaser represents that (i) it is not a U.S. person and is located outside of the United States, as such terms are defined in Rule 902 of Regulation S under the Securities Act and (ii) it is not an “affiliate” of the Company as such term is defined in Rule 405 under the Securities Act.

(h)                                      No Additional Representations. The Purchaser acknowledges that the Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in the Transaction Documents.

9

ARTICLE IV

MISCELLANEOUS

Section 4.1. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, except as expressly provided in this Agreement.

Section 4.2. Governing Law; Submission to Arbitration.

(a)                   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b)                   Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The seat of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the arbitration tribunal shall consist of three (3) arbitrators (each, an “Arbitrator”). The claimant shall nominate one (1) Arbitrator; the respondent shall nominate one (1) Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal.

(c)                    Any party may seek interim injunctive relief, provisional rulings or other interim relief from a court of competent jurisdiction, both before and after the Arbitrators have been appointed, at any time up until the arbitrators have made their final award.

(d)                   The award rendered by the arbitral tribunal shall be final and binding on the parties. Judgment on the award may be entered in any court of competent jurisdiction.

Section 4.3. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 4.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given, made or received (i) on the date of delivery if delivered in person, (ii) on the date of confirmation of receipt of transmission by facsimile or other form of electronic delivery (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or (iii) three (3) Business Days after deposit with an internationally recognized express courier service to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.4):

10

If to the Company, to:

ICLICK INTERACTIVE ASIA GROUP LIMITED

Address: ***

Attention: ***

Facsimile: ***

Email: ***

If to the Purchaser, to:

LIM ASIA MULTI-STRATEGY FUND INC.

c/o LIM Advisors Limited

Address: ***

Attention: ***

Facsimile: ***

Email: ***

Section 4.5. Fees and Expenses. Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby, provided that the Company shall pay any and all (a) documentary, stamp or similar issue or transfer Tax due on (i) the issue of the Note at Closing and (ii) the issue of ADSs upon conversion of the Note and (b) fees and expenses of the listing of the ADSs issued upon conversion of the Note on the NASDAQ (or the principal U.S. national or regional securities exchange on which the ADSs are traded at the time of such conversion).

Section 4.6. Entire Agreement. The Transaction Documents and the other documents delivered pursuant hereto constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties and/or their Subsidiaries and Affiliates with respect to the subject matter of this Agreement.

Section 4.7. Amendment. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is duly executed and delivered by or on behalf of each of the parties hereto.

Section 4.8. Waiver and Extension. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. No waiver of any representation, warranty, agreement, condition or obligation granted pursuant to this Section 4.8 or otherwise in accordance with this Agreement shall be construed as a waiver of any prior or subsequent breach of such representation, warranty, agreement, condition or obligation or any other representation, warranty, agreement, condition or obligation and no waiver of any condition granted pursuant to this Section 4.8 or otherwise in accordance with this Agreement shall be construed as a waiver of any representation, warranty, agreement or covenant to which such condition relates. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

11

Section 4.9. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced under any applicable Law or any Governmental Order, such term or other provision shall be excluded from this Agreement and all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Company and the Purchaser shall negotiate together in good faith to modify this Agreement so as to effect the original intent of both the Company and the Purchaser as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 4.10. Restriction on Sale of ADSs and Ordinary Shares. For the period of ninety (90) days after the Closing Date (the “Lock-up Period”), the Company will not, and shall procure that its Controlling Shareholders will not, without the prior written consent of the Purchaser Representative, (i) directly or indirectly, offer, sell, pledge, contract to sell, announce the intention to sell, issue, lend, grant or purchase any option, right or warrant for the sale of, or otherwise dispose of or transfer, any ADSs, Ordinary Shares underlying the ADSs or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares (the “Lock-up Securities”), (ii) file or publicly disclose its intention to file any registration statement under the Securities Act with respect to any of the foregoing, or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-up Securities, whether any such swap or transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of the Lock-up Securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the issuance of share options pursuant to the Company’s stock option plan adopted in 2010, the Company’s share incentive plan adopted in 2017 or other employee incentive plan to be adopted by the Company in the future, or (B) the issuance of the Ordinary Shares and ADSs upon the exercise of share options issued by the Company pursuant to the Company’s stock option plan adopted in 2010, the Company’s share incentive plan adopted in 2017 or other employee incentive plan to be adopted by the Company in the future.

12

Section 4.11. Public Disclosure. Without limiting any other provision of this Agreement, the Purchaser and the Company shall consult with the other and issue a press release (to be furnished by the Company to the SEC on Form 6-K) with respect to the execution of the Transaction Documents and the transactions contemplated thereby. Thereafter, neither the Company nor the Purchaser, nor any of their respective Subsidiaries, shall issue any press release or other public announcement or communication (to the extent not previously publicly disclosed or made in accordance with this Agreement) with respect to the transactions contemplated hereby or thereby without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed), except to the extent a party’s counsel deems such disclosure necessary in order to comply with any Law or the regulations or policies of any securities exchange or other similar regulatory body (in which case the disclosing party shall give the other parties notice as promptly as is reasonably practicable of any required disclosure to the extent permitted by applicable Law), shall limit such disclosure to the information such counsel advises is required to comply with such Law or regulations, and if reasonably practicable, shall consult with the other party regarding such disclosure and give good faith consideration to any suggested changes to such disclosure from the other party. Notwithstanding anything to the contrary in this Section 4.11, the Purchaser and the Company may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not materially inconsistent with previous press releases, public disclosures or public statements made by the Company or the Purchaser and do not reveal material, non-public information regarding the other parties or the transactions contemplated by this Agreement.

Section 4.12. Further Assurances. From time to time, each party hereto shall execute and deliver to the other party hereto such additional documents and shall provide such additional information to such other party as such other party may reasonably require to carry out the terms of the Transaction Documents and the transactions contemplated within them.

[The rest of this page has deliberately been left blank]

13

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

ICLICK INTERACTIVE ASIA GROUP LIMITED

By:	/s/ Wing Hong Sammy Hsieh
Name:	Wing Hong Sammy Hsieh
Capacity:	CEO & Chairman

[Signature Page to Convertible Note Purchase Agreement]

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

LIM ASIA MULTI-STRATEGY FUND INC.

By:	/s/ ***
Name:	***
Capacity:	Director

[Signature Page to Convertible Note Purchase Agreement]

EXHIBIT A

FORM OF CONVERTIBLE NOTE

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO WERE NOT U.S. PERSONS AND WERE NOT PURCHASING FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ACCORDINGLY, THIS NOTE AND THE SECURITIES REPRESENTED HEREBY (INCLUDING AMERICAN DEPOSITARY SHARES OR ORDINARY SHARES ISSUABLE UPON CONVERSION HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR UNDER ANY OTHER SECURITIES LAWS. THIS NOTE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS. PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THIS SECURITY AND THE CLOSING DATE (THE “DISTRIBUTION COMPLIANCE PERIOD”), THIS NOTE AND THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT

(1)                                 TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(2)                                 OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT;

(3)                                 PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OF THE COMPANY THAT COVERS THE RESALE OF THIS NOTE OR SECURITIES REPRESENTED HEREBY; OR

(4)                                 PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH HOLDER, BY ITS ACCEPTANCE OF THIS NOTE, REPRESENTS THAT (A) IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS AND (B) IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

MANDATORY CONVERTIBLE NOTE DUE 2023

US$30,000,000	September 12, 2018

Subject to the terms and conditions of this Mandatory Convertible Note due 2023 (the “Note”), for good and valuable consideration received, iClick Interactive Asia Group Limited, a Cayman Islands company (the “Company”), promises to pay to the order of LIM Asia Multi-Strategy Fund Inc., a British Virgin Islands entity (such party and any permitted transferee, in whole or in part, a “Holder”), the principal amount of US$30,000,000, unless the outstanding principal is settled in accordance with Article 3 of this Note, on September 12, 2023 (the “Maturity Date”), or such earlier or later date as may be otherwise provided herein.

This Note is issued pursuant to, and in accordance with, the Convertible Note Purchase Agreement, dated September 10, 2018 (the “Purchase Agreement”), by and among the Company and the Holder, and is subject to the provisions thereof. Capitalized terms used and not defined herein will have the meaning set forth in the Purchase Agreement.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

ARTICLE 1

DEFINITIONS

“ADS Ratio” will have the meaning ascribed to such term in Section 4.1.

“ADSs” means American Depositary Shares, two of which represent one Ordinary Share of the Company as of the date of this Note.

“Affiliate” means, with respect to any specified Person, any Person that controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, individually or together with any other Person, of the power to direct or to cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.

“Arbitrator” will have the meaning ascribed to such term in Section 11.4(b).

“Business Day” means New York City time on any day that is not a Saturday, a Sunday or other day on which banking institutions in the State of New York or Hong Kong are required by Law to be closed.

“Book Closure Period” will have the meaning ascribed to such term in Section 3.4.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Original Issue Date or issued thereafter, including all common stock and preferred stock, but excluding debt securities convertible into such equity.

“Cash Alternative Amount” will have the meaning ascribed to such term in Section 3.7(i).

“Cash Alternative Election” will have the meaning ascribed to such term in Section 3.7(i).

“Cash Alternative Election Notice” will have the meaning ascribed to such term in Section 3.7(i).

“Cash Settlement Amount” will have the meaning ascribed to such term in Section 3.9.

“Change of Control” means the occurrence of one or more of the following events:

(i)                                     the merger, amalgamation or consolidation of the Company with or into another Person (other than one or more Permitted Holders) or the merger or amalgamation of another Person (other than one or more Permitted Holders) with or into the Company, or the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries to another Person (other than one or more Permitted Holders);

(ii)                                  the Permitted Holders are the “beneficial owners” (as such term is used in Rule 13d-3 of the Exchange Act) of less than 40% of the total voting power of the voting stock of the Company;

(iii)                               any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 of the Exchange Act), directly or indirectly, of total voting power of the voting stock of the Company greater than such total voting power held beneficially by the Permitted Holders;

(iv)                              the adoption of a plan relating to the liquidation and dissolution of the Company.

“Change of Control Conversion Period” will have the meaning ascribed to such term in Section 4.2.

“Change of Control Notice” will have the meaning ascribed to such term in Section 4.2.

“close of business” means 5:00 P.M., New York City time.

“Company” will have the meaning ascribed to such term in the Preamble.

“Conversion Date” will have the meaning ascribed to such term in Section 3.3.

“Conversion Notice” will have the meaning ascribed to such term in Section 3.3.

“Conversion Period” will have the meaning ascribed to such term in Section 3.4.

“Conversion Price” will have the meaning ascribed to such term in Section 3.4.

“Conversion Share Price” will have the meaning ascribed to such term in Section 4.1.

“Conversion Right” will have the meaning ascribed to such term in Section 3.1.

“Current ADS Ratio” will have the meaning ascribed to such term in Section 4.1.

“Default Interest” will have the meaning ascribed to such term in Section 2.1.

“Depositary” means JPMORGAN CHASE BANK, N.A., or any successor thereto, as the depositary of the Company’s ADS program.

“Eligible Market” means The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“Equivalent Amount” will have the meaning ascribed to such term in Section 3.6(f).

“Equivalent Original Shares” will have the meaning ascribed to such term in Section 3.8.

“Event of Default” will have the meaning ascribed to such term in Section 2.4.

“Excess Threshold” will have the meaning ascribed to such term in Section 4.3.5 (iii).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fixed Price” will have the meaning ascribed to such term in Section 3.3.

“Fractional ADSs” means ADSs that would represent a fractional Ordinary Share.

“Governmental Authority” means any federal, national, supranational, state, provincial, local, municipal or other government, any governmental, quasi-governmental, supranational, regulatory or administrative authority (including any governmental division, department, agency, commission, instrumentality, organization, unit or body, political subdivision, and any court or other tribunal) or any self-regulatory organization (including NASDAQ) with competent jurisdiction.

“HKIAC” will have the meaning ascribed to such term in Section 11.4(b).

“Holder” will have the meaning ascribed to such term in the Preamble.

“Last Conversion Notice” will have the meaning ascribed to such term in Section 3.9.

“Last Reported Sale Price” of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the NASDAQ (or the principal U.S. national or regional securities exchange on which the ADSs are traded). If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ADSs are not so quoted, the “Last Reported Sale Price” will be the average of the midpoint of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Law” means any statute, law, ordinance, regulation, rule, code, order, judgment, writ, injunction, decree or requirement of law (including common law) enacted, issued, promulgated, enforced or entered by a Governmental Authority.

“Maturity Date” will have the meaning ascribed to such term in the Preamble.

“NASDAQ” means the NASDAQ Global Market.

“NBV Price” will have the meaning ascribed to such term in Section 3.3.

“Note” will have the meaning ascribed to such term in the Preamble.

“Note Certificate” will have the meaning ascribed to such term in Section 3.6(a).

“open of business” means 9:00 A.M., New York City time.

“Ordinary Shares” means class A ordinary shares of the Company, par value US$0.001 per ordinary share, at the date of this Note, or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Company.

“Original Issue Date” means September 12, 2018.

“Payment Due Date” will have the meaning ascribed to such term in Section 2.1.

“Permitted Holders” means:

(i)                                     Wing Hong Sammy Hsieh;

(ii)                                  Jian Tang;

(iii)                               any Person directly or indirectly controlled by or under direct or indirect common control with, the person specified in clause (i) or (ii); and

(iv)                              any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned two-thirds or more by any of the persons specified in clause (i), (ii) or (iii).

“Person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity) but does not include the Company’s board of directors or any other governing board and does not include the Company’s Subsidiaries.

“Purchase Agreement” will have the meaning ascribed to such term in the Preamble.

“Receipt Confirmation” will have the meaning ascribed to such term in Section 3.6(a).

“Receipt Confirmation Date” will have the meaning ascribed to such term in Section 3.6(a).

“Reference Conversion Price” will have the meaning ascribed to such term in Section 3.3.

“Reference Conversion Price Period” will have the meaning ascribed to such term in Section 3.3.

“Register” will have the meaning ascribed to such term in Section 9.1.

“Registrar” will have the meaning ascribed to such term in Section 9.2.

“Relevant Event” will have the meaning ascribed to such term in Section 5.1.4.

“Relevant Event Put Date” will have the meaning ascribed to such term in Section 5.1.1.

“Relevant Event Put Exercise Notice” will have the meaning ascribed to such term in Section 5.1.1.

“Remaining Amount” will have the meaning ascribed to such term in Section 3.9.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selected Conversion Price” means the Conversion Price or the Reference Conversion Price, as applicable, calculated pursuant to Section 3.3 prior to the application of any adjustment under Section 4.2.

“Share Cap” will have the meaning ascribed to such term in Section 3.9.

“Subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (a) any Person (i) more than 50% of whose shares or other interests entitled to vote in the election of directors or (ii) in respect of whom an interest in more than fifty percent (50%) of the profits or capital of such Person, is or are owned or controlled directly or indirectly by the subject entity or through one (1) or more other Subsidiaries of the subject entity, (b) any Person, including for the avoidance of doubt any “variable interest entity”, whose financial statements, or portions thereof, are or are intended to be consolidated with the financial statements of the subject entity for financial reporting purposes in accordance with U.S. GAAP, or (c) any Person with respect to which the subject entity has the sole power to control or otherwise direct the business and policies of that entity directly or indirectly through another subsidiary or otherwise.

“Successor Company” will have the meaning ascribed to such term in Section 7.1(a).

“Trading Day” means a day on which (a) trading in the ADSs (or other Company security for which a closing sale price must be determined) generally occurs on the NASDAQ or, if the ADSs (or such other security) are not then listed on the NASDAQ, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security) are then traded and (b) a Last Reported Sale Price for the ADSs (or closing sale price for such other security) is available on such securities exchange or market; provided that if the ADSs (or such other security) are not so listed or traded.

“Transfer Notice” will have the meaning ascribed to such term in Section 9.2.

“US$”, “$” or “U.S. dollar” means the United States dollar, the lawful currency of the United States of America.

“U.S.” means United States.

“U.S. GAAP” means the accounting principles generally accepted in the United States of America.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“VWAP” means the volume weighted average prices of the Ordinary Shares or ADSs, as the case may be, on the relevant Trading Day or the relevant Trading Day-period quoted on Bloomberg under the “AQR” function (or any successor function), with appropriate settings in DPDF (or any successor pages) for the relevant adjustment(s) where implemented, from 9:30 to 16:00, New York City time or, if unavailable on Bloomberg, from such other source as will be determined appropriate by a leading investment bank of international repute. Adjustments to the VWAP will be made to reflect the occurrence of any of the adjustment events described in Section 4.1, to the extent such events are not reflected in the VWAP as reported by the “AQR” function (or any successor function), with appropriate settings in DPDF (or any successor pages) for the relevant adjustment(s). For the avoidance of doubt, if the adjustment event(s) described in Section 4.1 is reflected in the VWAP as reported by the “AQR” function (or any successor function), with appropriate settings in DPDF (or any successor pages) for the relevant adjustment(s), then the adjustment formula provided in Section 4.1 for such adjustment event(s) will not apply.

ARTICLE 2

INTEREST; PAYMENTS; DEFAULTS

2.1.                            Interest. This Note does not bear interest unless it is redeemed or repaid pursuant to Article 5 (Put Option) or Sections 2.4, 2.5 or 3.6 and payment of principal, redemption monies or the Cash Alternative Amount is improperly withheld or refused on the Payment Due Date. In such event, any unpaid amount on this Note will bear interest at 5% per annum from and including the due date for redemption or payment thereof after due presentation of this Note Certificate and any other documents required under this Note (the “Payment Due Date”) to and excluding the date such unpaid amount in respect of this Note is paid as provided in Section 2.2 (“Default Interest”). If Default Interest on this Note is required to be calculated for less than a complete year, it will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

2.2.                            Payment. All amounts payable on or in respect of this Note or the indebtedness evidenced hereby will be paid to the Holder in U.S. dollars, in immediately available funds on the date that any amount is due and payable hereunder. The Company will make such payments on each such date to the Holder by wire transfer of immediately available funds for the account of the Holder as the Holder may designate from time to time and notify in writing to the Company at least three Business Days prior to each payment date. If any such payment date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

2.3.                            Seniority. This Note ranks senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated in right of payment to this Note, equal in right of payment to any of the Company’s future indebtedness and other liabilities of the Company that are not so subordinated, junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all future indebtedness incurred by the Company’s Subsidiaries and their other liabilities (including trade payables).

2.4.                            Events of Default. For purposes of this Note, an “Event of Default” will be deemed to have occurred if any of the following events occur, whatever the reason or cause for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

(a)                                 Failure to Pay Principal. The Company defaults in the payment of principal of this Note when due and payable on the Maturity Date, upon acceleration, redemption or otherwise;

(b)                                 Breach of Conversion Obligation. The Company fails to comply with its obligation to convert all or a portion of this Note in accordance with Article 3 upon the Holder’s exercise of its Conversion Rights and such failure continues for a period of two Business Days;

(c)                                  Breach of Other Obligations. The Company fails for 30 calendar days after written notice from the Holder has been received by the Company to comply with any of its other agreements contained in this Note or the Purchase Agreement;

(d)                                 Illegality; Unenforceability. This Note will be (i) illegal or unenforceable in any material respect or (ii) terminated prior to its scheduled termination date (other than pursuant to Section 11.1), and such condition continues for ten (10) consecutive Trading Days.

(e)                                  Cross Default. Any default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$5,000,000 (or the foreign currency equivalent thereof) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or will hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(f)                                   Adverse Judgment. Final judgments or orders for the payment, singly or in the aggregate, of US$5,000,000 (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) is rendered against the Company or any Subsidiary of the Company, which judgment or order is not paid, bonded or otherwise discharged or stayed within 60 calendar days after the earlier of (i) the date on which the right to appeal thereof has expired if no such appeal has commenced and (ii) the date on which all rights to appeal have been extinguished;

(g)                                  Security Enforced. Any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Company or any of its Subsidiaries is enforced (including the taking of possession or the appointment of a receiver, administrative receiver, administrator, manager or other similar person), and is not discharged within 30 calendar days;

(h)                                 Bankruptcy. The Company or any of its Subsidiaries will commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Subsidiary or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Subsidiary or all or substantially all of its property, or will consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or will make a general assignment for the benefit of creditors, or will fail generally to pay its debts as they become due; or

(i)                                     Involuntary Proceedings. An involuntary case or other proceeding will be commenced against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or such Subsidiary or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Subsidiary or all or substantially all of its property, and such involuntary case or other proceeding will remain undismissed and unstayed for a period of 30 consecutive calendar days.

(j)                                    Analogous Events. Any event occurs which under the laws of the relevant jurisdiction has an analogous effect to any of the events referred to in Sections 2.4(f) to 2.4(i).

2.5.                            Consequences of Event of Default.

(a)                                 Upon the occurrence of an Event of Default, the Company will promptly deliver written notice thereof to the Holder. If one or more Events of Default will have occurred and be continuing (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), then, and in each and every such case (other than an Event of Default specified in Section 2.4(g) or Section 2.4(h) with respect to the Company or any of its Subsidiaries), unless the principal of this Note will have already become due and payable, the Holder may, by notice in writing to the Company, declare 100% of the outstanding principal of this Note to be due and payable immediately, and upon any such declaration the same will become and will automatically be immediately due and payable. If an Event of Default specified in Section 2.4(g) or Section 2.4(h) with respect to the Company or any of its Subsidiaries occurs and is continuing, 100% of the outstanding principal of this Note will become and will automatically be immediately due and payable without any action on the part of the Holder.

(b)                                 Subsection (a) above, however, is subject to the conditions that if, at any time after the outstanding principal of this Note will have been so declared due and payable, and before any judgment or decree for the payment of the monies due will have been obtained or entered as hereinafter provided, the Company will pay or will deposit with the Holder a sum sufficient to pay the outstanding principal of this Note that will have become due otherwise than by acceleration, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Note, other than the nonpayment of the principal on this Note that will have become due solely by such acceleration, will have been cured or waived, then and in every such case the Holder, by written notice to the Company, may waive all defaults or Events of Default with respect to this Note and rescind and annul such declaration and its consequences and such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of this Note; but no such waiver or rescission and annulment will extend to or will affect any subsequent Event of Default, or will impair any right consequent thereon.

2.6.                            Damages. If a competent court rules that either party is in breach of terms of this Note and the other party suffers damages, losses, costs or expenses as a result, remedies payable by this party to the non-breaching party will be the damages as determined by the court.

ARTICLE 3

CONVERSION

3.1.                            Conversion by Holder. Subject to and upon compliance with the provisions of this Article 3, the Holder will have the right from time to time, at the Holder’s option, to convert all or any portion of this Note (the “Conversion Right”) (provided that the portion to be converted is at least US$1,000,000 in principal amount of this Note and any integral multiples of US$1,000,000 in excess thereof) to the Company’s fully paid ADSs at any time during the Conversion Period. Notwithstanding the foregoing, the Company is not obligated to give effect to such exercise of Conversion Rights more than once every 15 calendar days.

3.2.                            Mandatory Conversion. Any outstanding principal amount of this Note not converted within the Conversion Period will mandatorily convert on the Maturity Date as if a Conversion Notice had been given by the Holder on the Maturity Date; provided that payment of any amounts due upon such mandatory conversion will only be made and delivery of any securities pursuant to such conversion will only be made, upon the presentation of this Note Certificate to the Registrar for cancellation.

3.3.                            Conversion Price. Subject to adjustments as provided in Sections 4.2 and 4.3, the price at which ADSs will be delivered upon conversion (the “Conversion Price”) will be the U.S. dollar amount equal to 0.92 (the “Fixed Discount”) times the lowest of:

(i)                                               the VWAP of the ADSs over the period from and including the Original Issue Date to and including the Conversion Date;

(ii)                                            the VWAP of the ADSs over the five Trading Day-period including the Conversion Date and the four Trading Days preceding such Conversion Date; and

(iii)                                         the fixed price of US$8.00 (the “Fixed Price”), subject to adjustments as provided in Article 4.

Provided, however, that if the Conversion Price calculated using the above formula is higher than the U.S. dollar amount calculated by multiplying the Fixed Discount times the VWAP of the ADSs over the period from and including the Receipt Confirmation Date to and including the date of delivery of the ADSs to the converting Holder (the “Reference Conversion Price” and such period, the “Reference Conversion Price Period”), then the Conversion Price will be deemed to be the “Reference Conversion Price” and an additional number of ADSs will be delivered to the converting Holder as soon as reasonably practicable and no later than five Business Days from the end of the Reference Conversion Price Period, such that the total number of ADSs delivered to such converting Holder will be equal to the total number of ADSs that would have been deliverable had the number of ADSs initially delivered to the converting Holder been calculated using the Reference Conversion Price. Notwithstanding the foregoing, in no event will the Conversion Price or the Reference Conversion Price be less than US$2.78 (the “NBV Price”), subject to adjustments as provided in Article 4.

In all calculations of the Conversion Price, if the relevant Conversion Notice is delivered to the Company on a day that is not a Trading Day, the Conversion Notice will be deemed to have been delivered on the next day that is a Trading Day.

3.4.                            Conversion Period. The Conversion Right attaching to this Note may be exercised, at the option of the Holder, at any time on and after the 41st day after the Original Issue Date up to the close of business on the Business Day immediately preceding the Maturity Date (the “Conversion Period”).

Notwithstanding the foregoing, if a Conversion Date in respect of this Note would otherwise fall during a period in which the register of ADSs of the Depositary is closed generally or for the purpose of establishing entitlement to any distribution or other rights attaching to the ADSs (a “Book Closure Period”), such Conversion Date will be postponed to the first Trading Day following the expiry of such Book Closure Period.

3.5.                            Revival and/or survival after Default. Notwithstanding the provisions of Section 3.6, if the Company defaults in making payment in full in respect of the principal or the Cash Alternative Amount on the Payment Due Date, the Conversion Right attaching to such Note equivalent to such unpaid principal or Cash Alternative Amount will revive and/or will continue to be exercisable up to, and including, the three Business Days preceeding the date upon which the full amount of the moneys payable in respect of such Note has been duly paid to the Holder pursuant to Section 2.2.

3.6.                            Conversion Procedure; Settlement Upon Conversion.

(a)                                 This Note will be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has delivered (1) a duly completed and executed irrevocable written notice to the Registrar in the form attached hereto as Exhibit A (the “Conversion Notice”), (2) the certificate evidencing this Note (the “Note Certificate”) to the Registrar for cancellation or notation of the outstanding principal amount of this Note after partial conversion, and (3) the ADS conversion documents pursuant to the procedures of the Depositary in effect at that time to the Registrar and the Depositary. On or before the second Business Day following the date of receipt of a Conversion Notice, the Registrar will transmit by facsimile or other electronic means a confirmation of receipt of such Conversion Notice to the Holder (the “Receipt Confirmation” and such date of transmission, the “Receipt Confirmation Date”). Within five Business Days after the relevant Receipt Confirmation Date, the Company will (i) take all actions and execute all documents and procure that the Depositary take all actions and execute all documents necessary to effect the issuance of the number of ADSs to which the Holder will be entitled in satisfaction of any conversion pursuant to Sections 3.1 or 3.2, (ii) cause entries on the Company’s register of members to be entered with respect to the Ordinary Shares represented by such ADSs in the name of the Depositary for the purpose of such deposit and (iii) subject to Section 3.6(c), cancel this Note Certificate. No Conversion Notice may be delivered and this Note Certificate may not be surrendered by the Holder for conversion thereof if the Holder has also delivered a Relevant Event Put Exercise Notice to the Registrar in respect of this Note and not validly withdrawn such Relevant Event Put Exercise Notice in accordance with Section 5.3. A single certificate will be issued in respect of all ADSs issued on conversion of this Note subject of the same Conversion Notice.

(b)                                 The Company will not issue any Fractional ADS upon conversion of this Note and will instead pay cash in lieu of any Fractional ADS deliverable upon conversion based on the VWAP of the ADSs on the relevant Conversion Date.

(c)                                  In the event the Holder presents this Note Certificate to the Registrar pursuant to Section 3.6(a) for partial conversion, the Registrar will record the outstanding principal amount equal to the unconverted portion of the presented Note Certificate on the Register and the “Schedule of Outstanding Principal Amount of this Note in respect of which this Note Certificate is issued” attached to this Note Certificate and update the Register to reflect such outstanding principal amount. Such recoding will be made without payment of any service charge by the Holder.

(d)                                 If the Holder submits this Note Certificate to the Registrar for conversion, the Company will pay any documentary, stamp or similar issue or transfer tax due on the delivery of the ADSs upon such conversion of this Note (or the issuance of the underlying Ordinary Shares), unless the tax is due because the Holder requests such ADSs (or such Ordinary Shares) to be issued in a name other than the Holder’s name, in which case the Holder will pay that tax. The Company will pay the relevant Depositary’s fees for issuance of the ADSs.

(e)                                  The number of ADSs to be issued on conversion of a Note will be determined by dividing the principal amount of Note to be converted by the Conversion Price. The Company’s settlement of each conversion pursuant to this Article 3 will be deemed to satisfy in full its obligation to pay the principal amount of this Note converted.

(f)                                   If the record date for the payment of any dividend or other distribution in respect of the Original Shares is on or after the Conversion Date in respect of this Note, but before the issuance of the ADS to the Holder, the Company will calculate and directly pay to the converting Holder an amount in U.S. dollars (the “Equivalent Amount”) equal to the Fair Market Value of such dividend or other distribution to which the Holder would have been entitled had the Depositary on that record date been such a shareholder of record of Original Shares and will make the payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than seven Business Days thereafter.

(g)                                  Except as provided in Section 3.6(f), no adjustment will be made for dividends on any ADSs delivered upon any conversion of this Note as provided in this Article 3.

3.7.                            Cash Alternative Election.

If the VWAP of the ADSs on the Conversion Date is lower than the VWAP of the ADSs on the Original Issue Date, upon receiving a Conversion Notice, the Company may, at its sole option, make an election (the “Cash Alternative Election”) to satisfy the exercise of the Conversion Right in respect of such Conversion Notice, in whole and not in part, by paying the Cash Alternative Amount to such converting Holder. The Company will inform the Holder of its exercise of the Cash Alternative Election by giving notice to the Holder in the form attached hereto as Exhibit B (the “Cash Alternative Election Notice”) within two Business Days after the Receipt Confirmation Date.

The “Cash Alternative Amount” is an amount in U.S. dollars equal to the principal amount to be converted pursuant to the relevant Conversion Notice divided by 0.92.

The Company will pay the Cash Alternative Amount within seven Business Days after the relevant Receipt Confirmation Date.

3.8.                Equivalent Original Shares. Notwithstanding anything to the contrary in this Note, if the converting Holder is, or is holding this Note on behalf of a beneficial owner who is, an “affiliate” of the Company as such term is defined in Rule 405 under the Securities Act, unless (i) Cash Settlement applies or (ii) the Cash Alternative Election applies and the Company makes such Cash Alternative Election, the Company’s obligation to deliver ADSs pursuant to the relevant Conversion Notice will be satisfied by the Company’s delivery of Equivalent Original Shares represented by a share certificate with the applicable restrictive legend. “Equivalent Original Shares” means the number of Original Shares represented by the number of ADSs to be delivered by the Company pursuant to the relevant Conversion Notice.

3.9.                Cash Settlement.

Notwithstanding anything to the contrary in this Note, no Ordinary Shares (including Ordinary Shares represented by ADSs) will be delivered to a converting Holder if such delivery would result in the aggregate number of Ordinary Shares (including Ordinary Shares represented by ADSs) to be delivered pursuant to such Conversion Notice (such notice the “Latest Conversion Notice”) taken together with the aggregate number of Original Shares (including Ordinary Shares represented by ADSs) delivered by the Company pursuant to the exercise of Conversion Rights since the Original Issue Date up to the date prescribed for delivery by the Latest Conversion Notice to exceed 19.9% of the Company’s outstanding common stock as of the Original Issue Date (the “Share Cap”). In such event, the Company’s obligation under the Latest Conversion Notice will be satisfied by delivering the maximum number of ADSs such that the delivery does not exceed the Share Cap and any portion of the principal amount designated in the Latest Conversion Notice that is not so converted (the “Remaining Amount”) will be settled by the Company by paying the Cash Settlement Amount to such converting Holder.

The “Cash Settlement Amount” is an amount in U.S. dollars equal to the Remaining Amount divided by 0.92.

The Company will pay the Cash Settlement Amount within seven Business Days after the relevant Receipt Confirmation Date.

ARTICLE 4

ADJUSTMENTS

4.1.                            Adjustment to Fixed Price and NBV Price.

(a)                                 Upon the happening of any of the following events described in this Article 4, the Fixed Price of US$8.00, which represents a per-Share price of US$16.00 (the “Conversion Share Price”), will be adjusted such that the adjusted Fixed Price will be the Conversion Share Price, as adjusted pursuant to Sections 4.1.1 to 4.1.12, divided by 2.0 (the “ADS Ratio”), which is the ratio of two ADSs representing one Ordinary Share. If there is a change in the ADS Ratio as of the relevant calculation date, the ADS Ratio will be adjusted to reflect the then-current number of ADSs then representing one Ordinary Share (the “Current ADS Ratio”).

(b)                                 Upon the happening of any of the following events described in this Article 4, the NBV Price of US$2.78, which represents a per-Share price of US$5.56, will be adjusted such that the adjusted NBV Price will be the NBV Price, as adjusted pursuant to Sections 4.1.1 to 4.1.12, divided by the Current ADS Ratio.

4.1.1.                  Consolidation, Subdivision or Reclassification: If and whenever there will be an alteration to the nominal value of the Shares as a result of consolidation, subdivision or reclassification, each of the Conversion Share Price and the NBV Price will be adjusted by multiplying each of the Conversion Share Price and the NBV Price in force immediately before such alteration by the following fraction:

A
B

where:

A                    is the nominal amount of one Share immediately after such alteration; and

B                    is the nominal amount of one Share immediately before such alteration.

Such adjustment will become effective on the date the alteration takes effect.

4.1.2.                  Capitalisation of Profits or Reserves:

(i)                                     If and whenever the Company will issues any Shares credited as fully paid to the holders of the Shares (the “Shareholders”) by way of capitalisation of profits or reserves (including Shares paid up out of distributable profits or reserves and/or share premium account) (other than (1) where any such Shares are or are to be issued instead of the whole or part of a Dividend in cash which the Shareholders would or could otherwise have elected to receive, (2) where the Shareholders may elect to receive a Dividend in cash in lieu of such Shares, or (3) where any such Shares are or are expressed to be issued in lieu of a Dividend (whether or not a cash Dividend equivalent or amount is announced or would otherwise by payable to Shareholders, whether at their election or otherwise), in which case Section 4.1.2(ii) applies), each of the Conversion Share Price and the NBV Price will be adjusted by multiplying each of the Conversion Share Price and the NBV Price in force immediately before such issue by the following fraction:

A
B

where:

A                                       is the aggregate nominal amount of the issued Shares immediately before such issue; and

B                                       is the aggregate nominal amount of the issued Shares immediately after such issue.

Such adjustment will become effective on the date of issue of such Shares or if a record date is fixed therefor, immediately after such record date.

(ii)                                  In the case of an issue of Shares by way of a Scrip Dividend where the Current Market Price on the date of announcement of the terms of such issue of Shares exceeds the amount of the Relevant Cash Dividend or the relevant part thereof and which would not have constituted a Distribution, each of the Conversion Share Price and the NBV Price will be adjusted by multiplying each of the Conversion Share Price and the NBV Price in force immediately before the issue of such Shares by the following fraction:

A + B
A + C

where:

A                    is the aggregate nominal amount of the issued Shares immediately before such issue;

B                    is the aggregate nominal amount of Shares issued by way of such Scrip Dividend multiplied by a fraction of which (i) the numerator is the amount of the whole, or the relevant part, of the Relevant Cash Dividend and (ii) the denominator is such Current Market Price of the Shares issued by way of Scrip Dividend in respect of each existing Share in lieu of the whole, or the relevant part, of the Relevant Cash Dividend; and

C                    is the aggregate nominal amount of Shares issued by way of such Scrip Dividend.

Such adjustment will become effective on the date of issue of such Shares or if a record date is fixed therefor, immediately after such record date.

4.1.3.                  Distributions

(i)                                     If and whenever the Company will pay or make any Non-Cash Distribution to the Shareholders (except to the extent that the Conversion Share Price and the NBV Price fall for adjustment within the provisions of Section 4.1.2), each of the Conversion Share Price and the NBV Price will be adjusted by multiplying each of the Conversion Share Price and the NBV Price in force immediately before the effective date of adjustment for such Non-Cash Distribution by the following fraction:

A - B
A

where:

A                    is the Current Market Price of one Share on the date on which the Non-Cash Distribution is publicly announced; and

B                    is the Fair Market Value on the date of such announcement of the portion of the Non-Cash Distribution attributable to one Share or, in the case of a purchase, redemption or buyback of Shares, the Per Share Deemed Dividend Amount as specified in clause (iii) of the definition of “Dividend.”

Such adjustment will become effective on the date that such Non-Cash Distribution is actually made or, if later, the first date upon which the Fair Market Value of the Non-Cash Distribution is capable of being determined as provided in this Section 4.1.

(ii)                                  If and whenever the Company will pay or make any Cash Distribution to the Shareholders, each of the Conversion Share Price and the NBV Price will be adjusted by multiplying each of the Conversion Share Price and the NBV Price in force immediately before the effective date of adjustment for such Cash Distribution by the following fraction:

A - B
A

where:

A                    is the Current Market Price of one Share on the date on which the Cash Distribution is publicly announced; and

B                    the amount of the Cash Distribution on a per-Share basis.

Such adjustment will become effective on the first date on which such Cash Distribution is actually made or if a record date is fixed therefor, immediately after such record date.

4.1.4.                  Rights Issues of Shares or Options over Shares: If and whenever the Company will issue Shares to all or substantially all Shareholders as a class by way of rights, or issue or grant to all or substantially all Shareholders as a class, by way of rights, options, warrants or other rights to subscribe for or purchase or otherwise acquire any Shares, in each case at less than the Current Market Price per Share on the date of the announcement of the terms of the issue or grant, each of the Conversion Share Price and the NBV Price will be adjusted by multiplying each of the Conversion Share Price and the NBV Price in force immediately before such issue or grant by the following fraction:

A + B
A + C

where:

A                    is the aggregate number of Shares in issue immediately before such announcement;

B                    is the number of Shares which the aggregate amount (if any) payable for the Shares issued by way of rights or for the options or warrants or other rights issued or granted by way of rights and for the total number of Shares comprised therein would subscribe, purchase or otherwise acquire at such Current Market Price per Share; and

C                    is the aggregate number of Shares issued or, as the case may be, comprised in the grant.

Such adjustment will become effective on the date of issue of such Shares or issue or grant of such options, warrants or other rights (as the case may be) or where a record date is set, the first date on which the Shares are traded ex-rights, ex-options or ex-warrants as the case may be.

4.1.5. Rights Issues of Other Securities: If and whenever the Company will issue any securities (other than Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire any Shares) to all or substantially all Shareholders as a class, by way of rights, or the grant to all or substantially all Shareholders as a class by way of rights, options, warrants or other rights to subscribe for, purchase or otherwise acquire any securities (other than Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares), each of the Conversion Share Price and the NBV Price will be adjusted by multiplying each of the Conversion Share Price and the NBV Price in force immediately before such issue or grant by the following fraction:

A - B
A

where:

A                    is the Current Market Price of one Share on the date on which such issue or grant is publicly announced; and

B                    is the Fair Market Value on the date of such announcement of the portion of the rights, options, warrants or other rights attributable to one Share.

Such adjustment will become effective on the date of issue of the securities or grant of such rights, options or warrants (as the case may be) or where a record date is set, the first date on which the Shares are traded ex-rights, ex-options or ex-warrants as the case may be.

4.1.6. Issues at less than Current Market Price: If and whenever the Company will issue (otherwise than as mentioned in Section 4.1.4) any Shares (other than Shares issued as underlying Shares of ADSs on the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, Shares) or issue or grant (otherwise than as mentioned in Section 4.1.4) any options, warrants or other rights to subscribe for, purchase or otherwise acquire any Shares, in each case at a price per Share which is less than the Current Market Price on the date of announcement of the terms of such issue or grant, each of the Conversion Share Price and the NBV Price will be adjusted by multiplying each of the Conversion Share Price and the NBV Price in force immediately before such issue by the following fraction:

A + B
C

where:

A                    is the number of Shares in issue immediately before the issue of such additional Shares or the grant of such options, warrants or other rights to subscribe for or purchase any Shares;

B                    is the number of Shares which the aggregate consideration receivable for the issue of such additional Shares would purchase at such Current Market Price per Share; and

C                    is the number of Shares in issue immediately after the issue of such additional Shares.

References to additional Shares in the above formula will, in the case of an issue by the Company of options, warrants or other rights to subscribe for or purchase Shares, mean such Shares to be issued assuming that such options, warrants or other rights are exercised in full at the initial exercise price on the date of issue of such options, warrants or other rights.

Such adjustment will become effective on the date of issue of such additional Shares or, as the case may be, the grant of such options, warrants or other rights.

4.1.7. Other Issues at less than Current Market Price: Save in the case of an issue of securities arising from a conversion or exchange of other securities in accordance with the terms applicable to such securities themselves falling within the provisions of this Section 4.1.7, if and whenever the Company or any of its Subsidiaries (otherwise than as mentioned in Sections 4.1.4, 4.1.5 or 4.1.6) or (at the direction or request of or pursuant to any arrangements with the Company or any of its Subsidiaries) any other person (otherwise than as mentioned in Sections 4.1.4, 4.1.5 or 4.1.6) will issue any securities which by their terms of issue carry rights of conversion into, or exchange or subscription for, Shares to be issued by the Company upon conversion, exchange or subscription at a consideration per Share which is less than the Current Market Price on the date of announcement of the terms of issue of such securities. In such an event, each of the Conversion Share Price and the NBV Price will be adjusted by multiplying each of the Conversion Share Price and the NBV Price in force immediately before such issue by the following fraction:

A + B
A + C

where:

A                    is the number of Shares in issue immediately before such issue;

B                    is the number of Shares which the aggregate consideration receivable by the Company for the Shares to be issued on conversion or exchange or on exercise of the right of subscription attached to such securities would purchase at such Current Market Price; and

C                    is the maximum number of Shares to be issued on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the initial conversion, exchange or subscription price or rate.

Such adjustment will become effective on the date of issue of such securities.

4.1.8. Modification of Rights of Conversion etc.: If and whenever there will be any modification of the rights of conversion, exchange or subscription attaching to any such securities as are mentioned in Section 4.1.7 (other than in accordance with the terms of such securities) so that the consideration per Share (for the number of Shares available on conversion, exchange or subscription following the modification) is less than the Current Market Price on the date of announcement of the proposals for such modification, each of the Conversion Share Price and the NBV Price will be adjusted by multiplying each of the Conversion Share Price and the NBV Price in force immediately before such modification by the following fraction:

A + B
A + C

where:

A                    is the number of Shares in issue immediately before such modification;

B                    is the number of Shares which the aggregate consideration (if any) receivable by the Company for the Shares to be issued, or otherwise made available, on conversion or exchange or on exercise of the right of subscription attached to the securities, so modified, would purchase at such Current Market Price per Share or, if lower, the existing conversion, exchange or subscription price of such securities; and

C                    is the maximum number of Shares to be issued, or otherwise made available, on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as an Independent Investment Bank consider appropriate (if at all) for any previous adjustment under this Section 4.1.8 or Section 4.1.7.

Such adjustment will become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

4.1.9. Other Offers to Shareholders: If and whenever the Company or any of its Subsidiaries or (at the direction or request of or pursuant to any arrangements with the Company or any of its Subsidiaries) any other person issues, sells or distributes any securities in connection with which an offer pursuant to which the Shareholders generally are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Conversion Share Price and the NBV Price fall for adjustment within the provisions of Sections 4.1.4, 4.1.5, 4.1.6 or 4.1.7), each of the Conversion Share Price and the NBV Price will be adjusted by multiplying each of the Conversion Share Price and the NBV Price in force immediately before such issue, sale or distribution by the following fraction:

A - B
A

where:

A                    is the Current Market Price of one Share on the date on which such issue, sale or distribution is publicly announced; and

B                    is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

Such adjustment will become effective on the date of issue, sale or distribution of the securities.

4.1.10. Other Events: If the Company determines that an adjustment should be made to the Conversion Share Price and the NBV Price as a result of one or more events or circumstances not referred to in this Section 4.1, the Company will at its own expense request an Independent Investment Bank to determine as soon as practicable what adjustment (if any) to the Conversion Share Price and the NBV Price is fair and reasonable to take account thereof, if the adjustment would result in a reduction in the Conversion Share Price and the NBV Price, and the date on which such adjustment should take effect and upon such determination by the Independent Investment Bank such adjustment (if any) will be made and will take effect in accordance with such determination, provided that where events or the circumstances giving rise to any adjustment pursuant to this Section 4.1 have already resulted or will result in an adjustment to the Conversion Share Price and the NBV Price or where the circumstances giving rise to any adjustment arise by virtue of events or circumstances which have already given rise or will give rise to an adjustment to the Conversion Share Price and the NBV Price, such modification (if any) will be made to the operation of the provisions of this Section 4.1 as may be advised by the Independent Investment Bank to be in its opinion appropriate to give the intended result.

4.1.11. Definitions: For purposes of Section 3.6(f) and this Section 4.1:

“Cash Distribution” means (i) any Dividend which is to be made or paid in cash (in whatever currency) and (ii) any Dividend determined to be a Cash Distribution pursuant to paragraph (i) of the definition of “Dividend” and for the avoidance of doubt a Dividend falling within paragraph (iii) of the definition of Dividend will be treated as a Non-Cash Distribution.

“Current Market Price” means, in respect of a Share at a particular time on a particular date, the Current ADS Ratio multiplied by the average of the Last Reported Sale Price or, as the case may be, by the Eligible Market for one ADS (being an ADS representing Shares carrying full entitlement to dividend) for the 20 consecutive Trading Days ending on and including (i) the Trading Day immediately preceding such date or (ii) if the relevant announcement was made after the close of trading on such date (being a Trading Day), such date of announcement; provided that if at any time during the said 20 Trading Day period the ADS will have been quoted ex-dividend and during some other part of that period the ADS will have been quoted cum-dividend then:

(i)                                     if the Shares underlying the ADSs to be issued in such circumstances do not rank for the dividend in question, the quotations of the ADSs on the dates on which the ADSs will have been quoted cum-dividend will for the purpose of this definition be deemed to be reduced by an amount equal to the Fair Market Value of any such dividend per Share divided by the Current ADS Ratio; or

(ii)                                  if the Shares underlying the ADSs to be issued in such circumstances rank for the dividend in question, the quotations of the ADSs on the dates on which the ADSs will have been quoted ex-dividend will for the purpose of this definition be deemed to be increased by the Fair Market Value of any such dividend per Share divided by the Current ADS Ratio;

and provided further that if the ADSs on each of the said 20 Trading Days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the Shares underlying the ADSs to be issued do not rank for that dividend, the quotations of the ADSs on each of such dates will for the purpose of this definition be deemed to be reduced by an amount equal to the Fair Market Value of that dividend per Share divided by the Current ADS Ratio and provided further that:

(x)                                 if such Last Reported Sale Prices are not available on each of the 20 Trading Days during the relevant period, then the average of such Last Reported Sale Prices which are available in the relevant period will be used (subject to a minimum of two such Last Reported Sale Prices); and

(y)                                 if only one or no such Last Reported Sale Price is available in the relevant period, then the Current Market Price will be determined in good faith by an Independent Investment Bank.

“Distribution” means a Cash Distribution or a Non-Cash Distribution.

“Dividend” means any dividend or distribution to Shareholders whether of cash, assets or other property, and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to holders upon or in connection with a reduction of capital (and for these purposes a distribution of assets includes without limitation an issue of Shares or other securities credited as fully or partly paid up by way of capitalisation of profits or reserves), provided that:

(i)                                     where (1) a Dividend in cash is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Shares or other property or assets, or where a capitalisation of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of cash, then the Dividend or capitalisation in question will be treated as a Cash Distribution of an amount equal to the greater of (i) the Fair Market Value of such cash amount and (ii) if greater than the Fair Market Value of such cash amount, the Current Market Price of such Shares or, as the case may be, the Fair Market Value of such other property or assets, in any such case as at the date of the first public announcement of such Dividend or capitalisation (as the case may be) or, if later, the date on which the number of Shares (or amount of such other property or assets, as the case may be) which may be issued or delivered is determined; or (2) there will be any issue of Shares by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) where such issue is or is expressed to be in lieu of a Dividend (whether or not a cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the capitalisation in question will be treated as a Cash Distribution of an amount equal to the Current Market Price of such Shares as at the date of the first public announcement of such capitalisation or, if later, the date on which the number of Shares to be issued or transferred and delivered is determined;

(ii)                                  any issue of Shares falling within Section 4.1.2 will be disregarded;

(iii)                               a purchase, redemption or buyback of share capital of the Company by or on behalf of the Company or any of its Subsidiaries will not constitute a Dividend unless the weighted average price (before expenses) on any one day in respect of such purchases, redemptions or buybacks exceeds the Current Market Price of the Shares, either (1) on that date, or (2) where an announcement has been made of the intention to purchase, redeem or buyback Shares at some future date at a specified price, on the Trading Day immediately preceding the date of such announcement and, if in the case of either (1) or (2), the relevant day is not a Trading Day, the immediately preceding Trading Day, in which case such purchase, redemption or buyback will be deemed to constitute a Dividend in an amount by which the aggregate price paid (before expenses) in respect of such Shares purchased, redeemed or bought back by or on behalf of the Company or, as the case may be, any of its Subsidiaries exceeds the product of (i) the Current Market Price of the Shares determined as aforesaid and (ii) the number of Shares so purchased, redeemed or bought back (the “Per Share Deemed Dividend Amount”).

“Fair Market Value” means, with respect to any assets, security (including options and warrants) or right on any date, the fair market value of that asset, security or right as determined by an Independent Investment Bank using where possible and appropriate relevant commonly accepted market valuation methodology and taking account of such factors as the Independent Investment Bank considers appropriate, including, without limitation, market price, dividend yield, volatility, prevailing market price, prevailing interest rates and the terms of such securities or rights, including as to the expiry date and exercise price (if any) thereof; provided that (i) the fair market value of a cash dividend paid or to be paid per Share will be the amount of such cash dividend per Share determined as at the date of announcement of such dividend; and (ii) where securities or rights are publicly traded in a market of adequate liquidity (as determined by such Independent Investment Bank) the fair market value of such securities or rights will equal the arithmetic mean of the daily closing prices of such securities or rights during the period of five trading days on the relevant market commencing on the first such trading day such securities or rights are publicly traded.

“Independent Investment Bank” means an independent investment bank of international repute selected by the Company at its expense.

“Non-Cash Distribution” means any Dividend which is not a Cash Distribution, but excludes a Scrip Dividend adjusted for under Section 4.1.2(ii).

“Relevant Cash Dividend” means the aggregate cash dividend or distribution declared by the Company, including any cash dividend in respect of which there is a Scrip Dividend.

“Scrip Dividend” means any Shares issued in lieu of the whole or any part of any Relevant Cash Dividend, being a dividend which the Shareholders concerned would or could otherwise have received and which would not have constituted a Non-Cash Distribution (and for the avoidance of doubt, no adjustment is to be made under Section 4.1.3 in respect of the amount by which the Current Market Price of the Shares exceeds the Relevant Cash Dividend or the relevant part thereof but without prejudice to any adjustment required in such circumstances to be made under Section 4.1.2(ii)).

“Shares” means ordinary shares of the Company, par value US$0.001 per ordinary share, at the date of this Note, or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Company.

“Shareholders” shall have the meaning ascribed to such term in Section 4.1.2(ii).

4.1.12. For purposes of this Section 4.1, the number of Shares at any time outstanding will not include Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Shares held in the treasury of the Company (directly or in the form of ADSs), but will include Shares issuable in respect of scrip certificates issued in lieu of fractions of Shares.

4.2.      Adjustment to Selected Conversion Price upon Change of Control.

If a Change of Control will occur, the Company will give notice of that fact to the Holder (the “Change of Control Notice”) in accordance with Section 11.2 within five Business Days after it becomes aware of such Change of Control. Following the giving of a Change of Control Notice, upon any exercise of Conversion Rights such that the relevant Conversion Date falls within 30 days following a Change of Control, or, if later, 30 days following the date on which the Change of Control Notice is given to the Holder (such period, the “Change of Control Conversion Period”), the Selected Conversion Price will be adjusted in accordance with the following formula:

NCP =	OCP
1+ (CP x c/t)

where:

“NCP” means the new Conversion Price.

“OCP” means the Selected Conversion Price in effect on the relevant Conversion Date.

“CP” means 8/100.

“c” means the number of days from and including the date the Change of Control occurs to, but excluding, the Maturity Date.

“t” means the number of days from and including the Original Issue Date to, but excluding, the Maturity Date,

provided that the Selected Conversion Price will not be reduced pursuant to this Section 4.2 below the level permitted by applicable laws and regulations from time to time (if any), and, for the avoidance of doubt, no adjustment under this Section 4.2 will be made in respect of the exercise of any Conversion Rights where the relevant Conversion Date falls outside the Change of Control Conversion Period.

4.3.      Provisions Relating To Changes In Conversion Share Price, the NBV Price or Conversion Price.

4.3.1. Minor adjustments: On any adjustment, the resultant NBV Price or Conversion Price, if not an integral multiple of one U.S. dollar cent, will be rounded down to the nearest one U.S. dollar cent. No adjustment will be made to the NBV Price or the Conversion Price where such adjustment (rounded down if applicable) would be less than 1% of the NBV Price or the Conversion Price, as applicable, then in effect. Any adjustment not required to be made, and any amount by which the NBV Price or the Conversion Price has not been rounded down, will be carried forward and taken into account in any subsequent adjustment. Notice of any adjustment will be given by the Company to the Holder in accordance with Section 11.2 as soon as practicable after the determination thereof, and, if applicable, such notice will include a statement of any adjustments to the VWAP of the ADSs pursuant to this Section 4.3.1 as of a relevant date, as well as a statement of how such adjustments were calculated.

4.3.2. Minimum Conversion Price: The Conversion Price may not be reduced so that, on a conversion of this Note, ADSs or Shares will be required to be issued in any circumstances not permitted by applicable Law.

4.3.3.                  Multiple Events: Where more than one event which gives or may give rise to an adjustment to the Conversion Share Price, the NBV Price or the Conversion Price occurs within such a short period of time that, in the opinion of an Independent Investment Bank, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification will be made to the operation of the foregoing provisions as may be advised by such Independent Investment Bank to be in its opinion appropriate in order to give such intended result.

4.3.4.                  Upward adjustment: No adjustment involving an increase in the Conversion Share Price will be made, except in the case of a consolidation, subdivision or reclassification of the Shares as referred to in Section 4.1.1, or to correct an error.

4.3.5.                  Notwithstanding anything to the contrary in this Article 4, the NBV Price and the Conversion Share Price will not be adjusted:

(i)                                     upon the issuance of any Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Shares or ADSs under any plan;

(ii)                                  upon the issuance of Shares (directly or in the form of ADSs), rights, options or warrants to subscribe for, purchase or otherwise acquire Shares or ADSs, and other incentive shares granted under the Company’s existing equity incentive plans;

(iii)                               any issuance of Shares pursuant to the exercise or exchange of any rights, options or warrants to subscribe for, purchase or otherwise acquire Shares or ADSs, and other incentive shares granted under any existing or future equity incentive plan of the Company unless any such issuance or other action would result in the total number of Shares which may be issued upon exercise of such Shares or other securities granted during any 12-month period up to and including the date of such issuance or other action representing, in aggregate, over 6% of the average number of issued and outstanding Shares during such 12-month period (“Excess Threshold”), in which case only such portion of the Shares or other securities that exceeds the Excess Threshold will be taken into account in determining the adjustment of the NBV Price and the Conversion Share Price pursuant to this Article 4; or

(iv)                              solely for a change in the par value of the Shares or ADSs.

4.3.6.                  All calculations and other determinations under this Article 4 will be made by the Company in good faith and will be made to the nearest one-ten thousandth (1/10,000) of an ADS.

4.4.                            Certain Covenants.

(a)                                 The Company covenants that all ADSs delivered upon any conversion of this Note, and all Ordinary Shares represented by such ADSs, will be fully paid and non- assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)                                 The Company covenants that if any ADSs to be provided for the purpose of any conversion of this Note, or any Ordinary Shares represented by such ADSs, require registration with or approval of any Governmental Authority under any Law before such ADSs may be validly issued upon conversion, the Company will, to the extent then permitted by applicable Law, secure such registration or approval, as the case may be.

(c)                                  The Company further covenants that, for as long as the ADSs are listed on the NASDAQ or any other national securities exchange or automated quotation system, the Company will list and keep listed, so long as the ADSs will be so listed on such exchange or automated quotation system, any ADSs deliverable upon any conversion of this Note.

(d)                                 The Company further covenants to take all actions and obtain all approvals and registrations required with respect to any conversion of this Note into ADSs and the issuance of the Ordinary Shares represented by such ADSs. The Company also undertakes to maintain, as long as this Note remains outstanding, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder, such that ADSs can be delivered in accordance with the terms of this Note and the other Notes issued pursuant to the Purchase Agreement upon any conversion hereunder or thereunder. In addition, the Company further covenants to provide the Holder with a reasonably detailed description of the mechanics for the delivery of ADSs upon any conversion of this Note upon written request by the Holder.

(e)                                  The Holder hereto acknowledges and agrees that (i) nothing herein will require the Company to file a shelf or other registration statement for the resale of this Note, the ADSs deliverable upon conversion of all or any portion of this Note or the Ordinary Shares represented thereby and (ii) the Holder may only resell this Note, the ADSs delivered upon conversion of all or any portion of this Note or the Ordinary Shares represented thereby pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities Laws.

4.5.                            Notice for Certain Actions. In case of any (a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Share Price and the NBV Price pursuant to Section 4.1, or (b) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries, then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Note), the Company will deliver a written notice to the Holder, as promptly as possible but in any event at least 20 calendar days prior to the applicable date hereinafter specified, stating as applicable (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of record of Ordinary Shares or ADSs, as the case may be, are to be determined for the purposes of such action by the Company or one of its Subsidiaries, (ii) the date on which such dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares or ADSs, as the case may be, of record will be entitled to exchange their Ordinary Shares or ADSs, as the case may be, for securities or other property deliverable upon such dissolution, liquidation or winding-up and (iii) in the case of adjustments described in this Section 4.5(a)., (x) a statement of the adjustments to the VWAP of the ADSs as of a relevant date to the extent the occurrence of the event subject of the notice is not reflected in the VWAP of the ADSs as reported by Bloomberg under the “AQR” function (or any successor function) with appropriate settings in DPDF (or any successor pages) for the relevant adjustment(s) and (y) a statement of how such adjustments were calculated. Failure to give such notice, or any defect therein, will not affect the legality or validity of such action by the Company or one of its Subsidiaries, dissolution, liquidation or winding-up.

4.6.                            Termination of Depositary Receipt Program. If the Ordinary Shares cease to be represented by ADSs issued under a depositary receipt program sponsored by the Company, all references in this Note to the ADSs will be deemed to have been replaced by a reference to the number of Ordinary Shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the Ordinary Shares and as if the Ordinary Shares and the other property had been distributed to holders of the ADSs on that day. In addition, all references to the Last Reported Sale Price of the ADSs will be deemed to refer to the Last Reported Sale Price of the Ordinary Shares, and other appropriate adjustments, including adjustments to the NBV Price, the Conversion Share Price or the Conversion Price, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply.

ARTICLE 5

PUT OPTION

5.1.                            Redemption for Relevant Event.

5.1.1.                  Following the occurrence of a Relevant Event (as defined below), the Holder will have the right at such Holder’s option to require the Company to redeem all but not some only of such Holder’s Note on the Relevant Event Put Date at the Note’s outstanding principal amount as at the date of the Relevant Put Exercise Notice. To exercise such right, the Holder must provide to the Registrar a duly filled in and executed notice in the form attached hereto as Exhibit C (a “Relevant Event Put Exercise Notice”) together with this Note Certificate not later than 30 days following a Relevant Event, or, if later, 30 days following the date upon which notice thereof is given to the Holder by the Company in accordance with Section 11.2. The “Relevant Event Put Date” will be the fourteenth day after the expiry of such period of 30 days as referred to above.

5.1.2.                  A Relevant Event Put Exercise Notice, once delivered, will be irrevocable and may not be withdrawn without the Company’s written consent, and the Company will redeem this Note subject of the Relevant Event Put Exercise Notice delivered (subject to delivery of the relevant Note Certificate as aforesaid) on the Relevant Event Put Date.

5.1.3.                  Not later than 30 days after becoming aware of a Relevant Event, the Company will procure that notice regarding the Relevant Event will be delivered to the Holder specifying the following:

(i)                                     the Relevant Event Put Date;

(ii)                                  the date of such Relevant Event and, briefly, the events causing such Relevant Event;

(iii)                               the date by which the Relevant Event Put Exercise Notice must be given;

(iv)                              the outstanding principal amount of this Note to be redeemed as reflected in the Register;

(v)                                 the then-current Fixed Price;

(vi)                              the procedures that Holder must follow and the requirements that Holder must satisfy in order to exercise the put right or Conversion Right; and

(vii)                           that a Relevant Event Put Exercise Notice, once validly given, will be irrevocable and may not be withdrawn without the Company’s written consent.

5.1.4.                  For the purposes of this Article 5, a “Relevant Event” occurs when:

(i)                                          the ADSs (or other common equity or ADSs in respect of common equity underlying this Note) cease to be listed or quoted on any of the Eligible Markets;

(ii)                                       the suspension from trading of the ADSs on any Eligible Market for a period of 30 consecutive Trading Days, except where such suspension is due to a technological problem with the relevant Eligible Market, as the case may be or where such suspensions were generally applicable and affected all issuers with a class of securities listed on such Eligible Market; or

(iii)                                    there has been a Change of Control.

5.2.                            Redemption following exercise of a Put Option. Upon the exercise of the put option specified in Section 5.1, payment of the applicable redemption amount will be conditional upon delivery of this Note Certificate (together with any necessary endorsements) to the Registrar at the place where the Register is kept on any Business Day together with the delivery of any other document(s) required by this Note, and will be made promptly following the later of the Relevant Event Put Date and the time of delivery of this Note Certificate. If the Company holds on the Relevant Event Put Date money sufficient to pay the applicable redemption monies of Note for which notices have been validly delivered (and not withdrawn with the written consent of the Company) in accordance with the provisions hereof upon exercise of such right, then, whether or not this Note Certificate is delivered to the Registar, on and after the Relevant Event Put Date, (i) such Note will cease to be outstanding; (ii) this Note will be deemed to have been paid; and (iii) all other rights of the Holder will terminate (other than the right to receive the applicable redemption monies).

5.3.                            Redemption Notices. All redemption notices to the Holder given by or on behalf of the Company pursuant to this Article 5 will be given in accordance with Section 11.2.

ARTICLE 6

NEGATIVE PLEDGE

6.1.                            So long as any principal amount on this Note remains outstanding, the Company will not, and will ensure that none of its Subsidiaries (as defined below) will, create or have outstanding any Encumbrance upon the whole or any part of its present or future undertaking, assets or revenues (including any uncalled capital) to secure any Relevant Indebtedness of the Company, or to secure any guarantee or indemnity in respect of any Relevant Indebtedness of the Company, without providing at the same time or prior thereto according to this Note (i) the same security as is created or subsisting to secure any such Relevant Indebtedness, guarantee or indemnity equally and rateably or (ii) such other security as will be approved by the Holder.

In this Article 6:

(i)                                     any reference to an “Encumbrance” is to a mortgage, charge, pledge, lien or other security interest securing any obligation of any person;

(ii)                                  any reference to “Relevant Indebtedness” is to any indebtedness that is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock, certificates of deposit or other similar securities or instruments which for the time being are, or are intended to be or are capable of being, quoted, listed, dealt in or traded on any stock exchange or over-the-counter or other securities market; and

Any reference to a “Subsidiary” of the Company in this Article 6 is to any company or other business entity of which the Company owns or controls (either directly or through one or more other Subsidiaries) more than 50% of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity or any company or other business entity which at any time has its accounts consolidated with those of the Company or which, under the law, regulations or U.S. GAAP from time to time, should have its accounts consolidated with those of the Company.

ARTICLE 7

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

7.1.                            Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 7.2, the Company will not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a)                                      the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, will be a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and the Successor Company (if not the Company) will expressly assume, by a duly executed amendment delivered to the Holder and satisfactory in form to the Holder, all of the obligations of the Company under this Note;

(b)                                      such transaction constitutes a Change of Control;

(c)                                       immediately after giving effect to such transaction, no default or Event of Default will have occurred and be continuing under this Note; and

(d)                                      the Company has delivered to the Holder at or prior to the effective time of such transaction a certificate addressed to the Holder signed by a director of the Company confirming that such transaction complies with this Section 7.1.

For purposes of this Section 7.1, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, will be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

7.2.                            Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by a duly executed amendment delivered to the Holder and satisfactory in form to the Holder, of the due and punctual payment of the principal of and accrued and unpaid Default Interest on this Note, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of this Note and the due and punctual performance of all of the covenants and conditions of this Note to be performed by the Company, such Successor Company (if not the Company) will succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, will be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause this Note to be signed and re-issued in its own name. This Note as so re-issued will in all respects have the same legal rank and benefit as though it had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 7 the Person named as the “Company” in the first paragraph of this Note (or any successor that will thereafter have become such in the manner prescribed in this Article 7) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person will be released from its liabilities as obligor and maker of this Note and from its obligations under this Note.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in this Note thereafter to be re-issued as may be appropriate.

ARTICLE 8

NO RIGHTS AS SHAREHOLDER PRIOR TO CONVERSION

For the avoidance of doubt, the Holder hereby acknowledges and agrees that it has not been conferred with any of the rights of a shareholder of the Company, including the right to vote as such, by any of the provisions hereof or any right (a) to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, (b) to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of shares, reclassification of shares, change of par value, or change of shares to no par value, consolidation, merger, scheme of arrangement, conveyance, or otherwise), (c) to receive notice of meetings or to receive in-kind dividends or subscription rights or otherwise, and that it will have no such rights until this Note will have been converted in whole and all ADSs issuable upon the whole conversion hereof will have been issued, as provided for in this Note.

ARTICLE 9

NOTE TRANSFERS AND CANCELLATIONS

9.1.                            Register. The Company will maintain or cause to be maintained at its principal executive offices (or such other office or place designated by the Company and notified to the Holders at least five Business Days prior to the effective date of such designation), a register (the “Register”) for this Note in which the Company (or an agent designated by the Company and notified to the Holders at least five Business Days prior to the effective date of such designation) will act as registar (the “Registrar”). The Registrar will maintain and keep the Register open for recording during business hours on Business Days and record in the Register the name and address of the Holder in whose name this Note has been issued (including the name and address of each transferee) and the outstanding principal amount of the Note held by such Holder.

9.2.                            Registration of Transfers and Exchanges. Prior to due presentment for transfer to the Registrar of this Note Certificate, the Company and the Registrar may treat the Holder in whose name this Note is duly registered on the Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, including determination of the outstanding principal amount, whether or not this Note is overdue, and neither the Company nor any such Registrar will be affected by notice to the contrary. This Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of (i) a duly filled in and executed Note transfer request in the form attached as Exhibit D (a “Transfer Notice”) to assign or sell all or part of this Note by the Holder and this Note Certificate and (ii) delivery of this Note Certificate (together with any necessary endorsements) to the Registrar at the place where the Register is kept on any Business Day together with the delivery of any other document(s) required by this Note, the Registrar will record the information contained therein in the Register and the Registrar will issue or cause to be issued one or more new Note Certificates in the same aggregate principal amount as the outstanding principal amount of the surrendered Note Certificate to the designated assignee or transferee.

9.3.                            Lost or Mutilated Note. If this Note Certificate is mutilated, lost, stolen or destroyed, the Registrar will execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note Certificate, or in lieu of or in substitution for a lost, stolen or destroyed Note Certificate, a new Note Certificate for the outstanding principal amount of the Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note Certificate, and of the ownership hereof, reasonably satisfactory to the Company and Registrar, including such indemnity or opinion of legal counsel of good repute as the Company and Registrar may require.

9.4.                            Cancellation. After all amounts at any time owing on this Note have been paid in full or upon the conversion of this Note in full pursuant to Article 3, this Note Certificate will be surrendered to the Registrar for cancellation and will not be reissued.

ARTICLE 10

NO REDEMPTION

This Note will not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for this Note.

ARTICLE 11

MISCELLANEOUS

11.1.                     Termination of Rights. All rights under this Note will terminate when (a) all amounts at any time owing on this Note have been paid in full or (b) this Note is converted in full pursuant to the terms set forth in Article 3.

11.2.                     Amendments and Waivers; Notice. The amendment or waiver of any term of this Note will be subject to the written consent of the Holder and the Company.

All notices, requests, claims, demands and other communications hereunder will be in writing and will be deemed duly given, made or received (i) on the date of delivery if delivered in person, (ii) on the date of confirmation of receipt of transmission by facsimile or other form of electronic delivery (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or (iii) three Business Days after deposit with an internationally recognized express courier service to the respective parties hereto at the following addresses (or at such other address for a person as will be specified in a notice given in accordance with this Section 11.2):

following addresses (or at such other address for a person as will be specified in a notice given in accordance with this Section 11.2):

If to the Company, to:

ICLICK INTERACTIVE ASIA GROUP LIMITED

Address: ***

Attention: ***

Facsimile: ***

Email: ***

If to the Purchaser as Holder, to:

LIM Asia Multi-Strategy Fund Inc.

c/o LIM Advisors Limited

Address: ***

Attention: ***

Facsimile: ***

Email: ***

If to the Registrar, to:

ICLICK INTERACTIVE ASIA GROUP LIMITED

Address: ***

Attention: ***

Facsimile: ***

Email: ***

If to the Holder other than the Purchaser, to the address provided to the Company in writing when such person became a Holder.

11.3.                          Claims in respect of amounts due in respect of this Note will become prescribed unless made within 10 years (in the case of principal) and five years (in the case of Default Interest) from the relevant due date in respect thereof.

11.4.                          Governing Law; Submission to Arbitration.

(a)                                      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b)                                      Any dispute, controversy, difference or claim arising out of or relating to this Note, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it will be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The seat of arbitration will be Hong Kong. The official language of the arbitration will be English and the arbitration tribunal will consist of three arbitrators (each, an “Arbitrator”). The claimant will nominate one Arbitrator; the respondent will nominate one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and will serve as chairman of the arbitration tribunal.

(c)                                       Any party may seek interim injunctive relief, provisional rulings or other interim relief from a court of competent jurisdiction, both before and after the Arbitrators have been appointed, at any time up until the arbitrators have made their final award.

(d)                                      The award rendered by the arbitral tribunal will be final and binding on the parties. Judgment on the award may be entered in any court of competent jurisdiction.

11.5.                          Delays or Omissions. No delay or failure by any party to insist on the strict performance of any provision of this Note, or to exercise any power, right or remedy, will be deemed a waiver or impairment of such performance, power, right or remedy or of any other provision of this Note, nor will it be construed to be a waiver of any breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring.

11.6.                          Interpretation. If any claim is made by the Company or the Holder relating to any conflict, omission or ambiguity in the provisions of this Note, no presumption or burden of proof or persuasion will be implied because this Note was prepared by or at the request of the Company, the Holder or their respective counsel or adviser.

11.7.                          Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company or the Holder contained in this Note will bind their respective successors and assigns whether so expressed or not.

11.8.                          Official Acts by Successor Corporation. Any act or proceeding by any provision of this Note authorized or required to be done or performed by any board, committee or officer of the Company will and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that will at the time be the lawful sole successor of the Company.

11.9.                Force Majeure. In no event will the Company be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Company will use reasonable efforts to resume performance as soon as practicable under the circumstances.

11.10.                   Calculations. Except as otherwise provided herein, the Company or its agent will be responsible for making all calculations called for under this Note. These calculations include, but are not limited to, VWAP, the ADS Ratio, the Last Reported Sale Price of the ADSs, the NBV Price, the Conversion Share Price, the Conversion Price, the Reference Conversion Price, the Cash Alternative Amount, the Fixed Price and any adjustment, including the determination of whether an adjustment needs to be made, under this Note. The Company or its agent will make all these calculations in good faith and, absent manifest error, the Company’s or its agent’s calculations will be final and binding on the Holder. In the event these calculations are made by the Company, and not a third party, and the Holder makes an assertion in good faith that there is manifest error in such calculations, the Company will request an Independent Investment Bank to make such calculations.

11.11.                   No Withholding. All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Note, including, but not limited to, payments of principal (including, if applicable, the redemption monies and the Cash Alternative Amount), and deliveries of ADSs (together with payments of cash for any Fractional ADS) upon any conversion of this Note, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by Law or by regulation or governmental policy having the force of law.

[The remainder of this page has been deliberately left blank]

SCHEDULE

Schedule of Outstanding Principal Amount of this Note
in respect of which this Note Certificate is issued

The following reductions in the principal amount of this Note in respect of which this Note Certificate is issued have been made as a result of partial conversions in respect of this Note:

Date of Conversion Notice	Amount of decrease in Principal Amount of this Note Certificate due to conversion	Date of decrease in Principal Amount of this Note Certificate	Outstanding Principal Amount of this Note Certificate following such decrease after conversion	Signature of the Registrar; Notation made by or on behalf of the Company

S-1

IN WITNESS WHEREOF, the Company has caused this Note Certificate to be issued on the date first above written.

COMPANY:

iClick Interactive Asia Group Limited

By:	/s/ Wing Hong Sammy Hsieh
(Signature)

Name: Wing Hong Sammy Hsieh
Title: CEO & Chairman

[Signature Page to Convertible Note]

Exhibit A

[FORM OF CONVERSION NOTICE]

[Date]

To:                             iClick Interactive Asia Group Limited (the “Company”)

RE: MANDATORY CONVERTIBLE NOTE DUE 2023 (the “Note”)

The undersigned Holder of the Note hereby irrevocably elects to convert US$[•] in principal amount of the Note into American depositary shares (“ADSs”) of the Company pursuant to the conditions set forth in such Note.

Date of Conversion: [date]

Holder Bank Account for any payments pursuant to the Note:

[Holder Bank Account Details]

We desire all of such Ordinary Shares represented by the ADSs to be registered in our name and hereby authorize the entry of our name in the register of ADSs in respect thereof and the dispatch of ADS certificates therefor to [Name of Holder] at:

[Name of the Holder]

[Address of the Holder]

We represent that the undersigned Holder of the Note and any person for which the Holder is holding on behalf of (i) is not a U.S. person and is located outside of the United States, as such terms are defined in Rule 902 of Regulation S under the Securities Act and (ii) has held the Note for more than 40 days.

We further represent that the undersigned Holder of the Note and any person for which the Holder is holding on behalf of is: [check relevant boxes]

(i) an Affiliate* of the Company as defined under Rule 405 of the U.S. Securities Act of 1933, as amended

☐   Yes       ☐   No

(ii) a director or officer of the Company

☐   Yes       ☐   No

(iii) directly or indirectly owns at least 10% of any class of equity security of the Company.

☐   Yes       ☐   No

Exhibit A-1

[NAME OF HOLDER]

By:
Name:
Capacity:

[* As of August 31, 2018, under Rule 405 of the U.S. Securities Act of 1933, as amended, an “affiliate” of or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of management and the policies of a person, whether through the ownership of voting securities, by contract, or otherwise.]

Exhibit A-2

Exhibit B

[FORM OF CASH ALTERNATIVE ELECTION NOTICE]

[Date]

To: [name of Holder]

[address of Holder]

RE: MANDATORY CONVERTIBLE NOTE DUE 2023 (the “Note”)

iClick Interactive Asia Group Limited (the “Company”) hereby gives notice to you that it is making an election (the “Cash Alternative Election”) to satisfy the exercise of your conversion right in respect of the relevant principal amount of the Note subject of a conversion notice dated [insert month/day/year], in whole and not in part, by making payment to you of the cash alternative amount as provided in Section 3.7 of the Note.

Dated:

iClick Interactive Asia Group Limited

By:
Name:
Capacity:

Exhibit C

[FORM OF RELEVANT EVENT PUT OPTION NOTICE]

[Date]

To: iClick Interactive Asia Group Limited

The undersigned Holder of the Note hereby (1) acknowledges receipt of a notice from iClick Interactive Asia Group Limited (the “Company”) regarding the right of the Holder to elect to require the Company to repurchase the entire outstanding principal amount of the Note as of [month/day/year] of US$[outstanding principal amount] and (2) requests and instructs the Company to pay to the Holder in accordance with Article 5 of the Note the entire outstanding principal amount of the Note as the redemption monies into the following bank account:

[Holder Bank Account Details]

[NAME OF HOLDER]

By:
Name:
Capacity:

Exhibit D

[FORM OF TRANSFER NOTICE]

To: iClick Interactive Group Limited

Reference is made to the certificate evidencing mandatory convertible note due 2023 (the “Note Certificate”) issued on [month/day/year of Note issue date] issued to the undersigned by iClick Interactive Asia Group Limited (the “Company”). Capitalized terms used herein and not otherwise defined will have the respective meanings set forth in the Note Certificate.

FOR VALUE RECEIVED, US$[                         ] principal amount of the foregoing Note and all rights evidenced thereby are hereby assigned to whose address is

                                                                                                                                                    .

Facsimile number:

                                                                                                                                                    .

Dated: ,

Holder’s Signature:

EXHIBIT B

FORM OF LOCK-UP LETTER

September 10, 2018

LIM ASIA MULTI-STRATEGY FUND INC.

c/o LIM Advisors Limited

19/F, Ruttonjee House

11 Duddell St, Central, Hong Kong

Ladies and Gentlemen:

The undersigned understands that LIM Asia Multi-Strategy Fund Inc. (“Purchaser”) proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with iClick Interactive Group Limited (the “Company”), in relation to the purchase and sale of $30 million mandatory convertible notes due 2023 (the “Notes”). The Notes will be convertible into the American depositary shares (“ADSs”), each initially representing the right to receive two ordinary shares, par value US$0.001 per share, of the Company (the “Ordinary Shares”).

The undersigned hereby irrevocably agrees that, without the prior written consent of CLSA Limited, it will not, during the period commencing on the date hereof and ending 90 days after September 12, 2018 (the “Lock-up Period”), (i) directly or indirectly, offer, sell, pledge, contract to sell, announce the intention to sell, issue, lend, grant or purchase any option, right or warrant for the sale of, or otherwise dispose of or transfer, any ADSs, Ordinary Shares underlying the ADSs or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares (the “Lock-up Securities”), (ii) file or publicly disclose its intention to file any registration statement under the U.S. Securities Act of 1933, as amended, with respect to any of the foregoing, or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-up Securities, whether any such swap or transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of the Lock-up Securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the issuance of share options pursuant to the Company’s stock option plan adopted in 2010, the Company’s share incentive plan adopted in 2017 or other employee incentive plan to be adopted by the Company in the future, or (B) the issuance of the Ordinary Shares and ADSs upon the exercise of share options issued by the Company pursuant to the Company’s stock option plan adopted in 2010, the Company’s share incentive plan adopted in 2017 or other employee incentive plan to be adopted by the Company in the future.

This Lock-up Letter shall terminate upon the expiration of the Lock-up Period or in the event that there is no delivery of, and payment for, the Notes pursuant to the Purchase Agreement.

Yours very truly,

Name: